UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 19, 2022

BLACK KNIGHT, INC.

(Exact name of Registrant as Specified in its Charter)

001-37394

(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on May 4, 2022, Black Knight, Inc., a Delaware corporation (“Black Knight”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Intercontinental Exchange, Inc., a Delaware corporation (“ICE”), and Sand Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of ICE.  On December 19, 2022, Black Knight entered into a letter agreement with Anthony M. Jabbour, the Executive Chairman of Black Knight’s Board of Directors, memorializing certain compensatory actions in connection with the merger contemplated by the Merger Agreement (the “Merger”).

The preexisting terms of Mr. Jabbour’s existing employment agreement, dated as of April 1, 2018 and amended as of May 16, 2022, provide that if Black Knight is sold during the term of the agreement, Mr. Jabbour will be eligible to receive a discretionary bonus in an amount determined by the Compensation Committee (the “Committee”) of the Black Knight Board of Directors. As previously disclosed in the registration statement filed by ICE with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-4 containing a proxy statement/prospectus, as amended, and the definitive proxy statement dated August 19, 2022 filed by Black Knight with the SEC (the “Proxy Statement”), which Black Knight first mailed to its stockholders on or about August 19, 2022, the letter agreement provides that the amount of the discretionary bonus that Mr. Jabbour is eligible to receive, contingent upon the closing of the Merger, is $40,000,000 (the “Discretionary Bonus”) and that, in connection with certain tax-planning actions to mitigate the potential impact of Section 280G of the Internal Revenue Code on Mr. Jabbour and Black Knight, such bonus will be paid to Mr. Jabbour no later than December 28, 2022.  The letter agreement further provides that if Mr. Jabbour is terminated by the Company for cause or Mr. Jabbour resigns his employment without good reason, in each case prior to consummation of the Merger, or if the Merger Agreement is terminated without the consummation of the Merger, he will be required to pay liquidated damages to Black Knight equal to the value of the after-tax proceeds of the Discretionary Bonus that would not have ultimately been paid absent the tax-planning actions described above (plus any tax refund he receives in respect of such payment), which amount will be deposited in an escrow account established by Mr. Jabbour as security for the liquidated damages.

In addition, on December 20, 2022, to further mitigate the potential impact of Section 280G of the Internal Revenue Code on the applicable executive and Black Knight, the Committee determined that each of Messrs. Jabbour, Joseph M. Nackashi, Kirk T. Larsen and Michael L. Gravelle will receive a 2022 annual cash incentive award equal to 75.0% of his target incentive opportunity and that the outstanding equity awards granted to Mr. Jabbour that would otherwise vest in the first quarter of 2023 will accelerate and vest, with such vesting or payment to occur no later than December 30, 2022.

The foregoing description of the letter agreement with Mr. Jabbour does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Letter Agreement, dated as of December 19, 2022, by and between Anthony M. Jabbour and Black Knight, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.

Date:	December 23, 2022	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel